Exhibit 10.25

THIRD ADDENDUM TO LEASE AGREEMENT

Between

REED ROAD INDUSTRIAL PARK LLC #1, LANDLORD

And

OCEAN POWER TECHNOLOGIES, INC., TENANT

1.

This Third Addendum to Lease Agreement ("Third Addendum") is executed March 11, 2013 and specifically and expressly is incorporated into the Lease Agreement, dated August 30, 2005, Addendum to Lease Agreement, dated January 27, 2006, and Second Addendum to Lease Agreement executed effective June 1, 2008. (The Lease Agreement, Addendum to Lease Agreement, Second Addendum to Lease Agreement and this Third Addendum shall collectively be referred to hereinafter as the "Lease"). In the event of any inconsistency or discrepancy, the terms, covenants, conditions and provisions of the foregoing enumerated documents, this Third Addendum shall supersede and prevail.

2.	Landlord and Tenant acknowledge and agree that the Demised Premises consists of 11,528 square feet of office space and 10,707 square feet of warehouse space (collectively the "Demised Premises").

3.

Landlord and Tenant acknowledge and agree that the Term of the Lease shall be extended for an additional period of two (2) years ("First Renewal Term ") and shall commence May 1, 2013 ("First Renewal Term Commencement Date") and shall terminate April 30, 2015 ("First Renewal Term Termination Date'').

4.	Commencing with the First Renewal Term Commencement Date, the Annual Rental and Additional Rental shall be as follows:

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ANNUAL RENTAL

$181,423.32 ($15,118.61 per month).

ADDITIONAL RENTAL

22,235 square feet presently @ $3.39 per square foot = $75,376.65 ($6,281.39 per month).

(This amount is subject to annual increases based upon actual triple net costs, defined in the Lease as Additional Rental)

Total Monthly Payment of Annual Rental and Additional Rental = $21,400.00

5.	All remaining terms, covenants, conditions and provisions of the Lease and Schedules shall remain in full force and effect.

6.

THE SUBMISSION BY LANDLORD TO TENANT OF THIS THIRD ADDENDUM TO LEASE AGREEMENT SHALL HAVE NO BINDING FORCE OR EFFECT NOR CONFER ANY RIGHTS OR IMPOSE ANY OBLIGATIONS UPON EITHER PARTY UNTIL THE EXECUTION THEREOF BY LANDLORD AND TENANT AND THE DELIVERY OF AN EXECUTED ORIGINAL COPY THEREOF TO LANDLORD.

WITNESS/ATTEST:	REED ROAD INDUSTRIAL PARK LLC #1,
Landlord

/s/ Anne Lovero-Force	By:	/s/ John Lovero, Jr.
John Lovero, Jr., Managing Member

OCEAN POWER TECHNOLOGIES, INC.
Tenant

/s/ Mary P. Mikula	By:	/ s/ Brian M. Posner
Brian M. Posner, Chief Financial Officer

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